Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2026 Second Quarter Results
Revenue Up 35% Compared to Q2 FY25
Adjusted Net Income Up 136% Compared to Q2 FY25
Adjusted EBITDA Up 35% Compared to Q2 FY25
Record Backlog of $3.14 Billion
Company Raises FY26 Outlook

DOTHAN, AL, May 8, 2026 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways in local markets throughout the Sunbelt, today reported financial and operating results for the fiscal quarter ended March 31, 2026.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We delivered a strong quarter, driven by exceptional execution across the business. Our teams throughout our family of companies performed at a high level, consistently outperforming on project delivery, productivity, and safety. Favorable weather conditions further supported our ability to advance work efficiently and exceed expectations. Additionally, energy cost volatility had a limited impact on results due to the pass-through nature of our project contracts, as well as the physical hedge inherent to our vertical integration. Strong financial performance in the quarter led to 35 percent growth in both revenue and Adjusted EBITDA, including 11 percent organic revenue growth. Our local teams across our Sunbelt footprint continued to capture meaningful project wins, driving our backlog to a record $3.14 billion. With the peak construction season ahead in the second half of our fiscal year, we are raising our FY 2026 outlook, and we are well-positioned to execute against this record backlog and sustain our growth momentum.”
Revenues were $769.2 million in the second quarter of fiscal 2026, an increase of 34.5% compared to $571.7 million in the same quarter last year.
Gross profit was $98.9 million in the second quarter of fiscal 2026, compared to $71.4 million in the same quarter last year.
General and administrative expenses were $63.6 million in the second quarter of fiscal 2026, compared to $46.7 million in the same quarter last year, and as a percentage of total revenues, was 8.3%, compared to 8.2% in the same quarter last year.
Net income was $9.2 million in the second quarter of fiscal 2026 and diluted earnings per share were $0.16, compared to net income of $4.2 million and diluted earnings per share of $0.08 in the same quarter last year.
Adjusted net income(1) was $10.4 million in the second quarter of fiscal 2026, compared to Adjusted net income of $4.4 million in the same quarter last year. Using Adjusted net income, diluted earnings per share would have been $0.18 for the second quarter of fiscal 2026, compared to $0.08 in the same quarter last year.
Adjusted EBITDA(1) in the second quarter of fiscal 2026 was $93.3 million, an increase of 34.6% compared to $69.3 million in the same quarter last year.
Project backlog was a record $3.14 billion at March 31, 2026, compared to $2.84 billion at March 31, 2025 and $3.09 billion at December 31, 2025.
Smith added, “Our performance is a testament to the hard work and dedication of our people. A deeply embedded culture of operational excellence, disciplined project execution, and an unwavering commitment to safety continues to unite our family of companies, driving results and reinforcing CPI’s reputation as an acquirer of choice across our eight-state footprint. We were pleased to have completed our latest strategic acquisition in April with the purchase of Four Star Paving by our Tennessee platform company, Pavement Restorations, Inc. (“PRI”). This transaction strengthens our vertical integration of services and enhances our capabilities and scale across the middle Tennessee region. As the Nashville metro area continues to rapidly grow,
(1) Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

we are now better positioned than ever to participate in the resulting construction projects and opportunities. Reflecting our strong second quarter results and incorporating the expected contribution of Four Star Paving, we are raising our fiscal 2026 outlook ranges. We remain confident in CPI’s growth trajectory and expanding profitability and are focused on delivering long-term value for our investors and other stakeholders.”
Fiscal 2026 Outlook
The Company is raising its outlook for fiscal year 2026 with regard to revenue, net income, Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin as follows:
•Revenue in the range of $3.590 billion to $3.650 billion
•Net income in the range of $159.0 million to $162.0 million
•Adjusted net income(1) in the range $170.4 million to $174.2 million
•Adjusted EBITDA(1) in the range of $552.0 million to $564.0 million
•Adjusted EBITDA margin(1) in the range of 15.38% to 15.45%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “We are pleased with our team’s strong execution this quarter as we continue to advance CPI’s proven growth strategy. Our differentiated business model, built on cost pass-through, vertical integration, and a decentralized partnership approach, remains a powerful and often underappreciated driver of sustainable results. Supported by a strong balance sheet, disciplined leadership, and an expanding Sunbelt footprint, CPI is well-positioned to compound shareholder value through both geographic expansion and increasing operational scale. The long-term demand environment remains compelling. Growing infrastructure repair and maintenance needs, sustained population migration, economic expansion, and rising roadway capacity demands across the Sunbelt continue to create a durable and growing addressable market for our services. Against this powerful backdrop, the Board and I remain highly confident in CPI’s long-term trajectory and the significant opportunities ahead.”
Conference Call
The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal quarter ended March 31, 2026. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(unaudited in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2026	2025	2026	2025
Revenues	$769,196	$571,650	$1,578,665	$1,133,230
Cost of revenues	670,343	500,300	1,358,312	985,309
Gross profit	98,853	71,350	220,353	147,921
General and administrative expenses	(63,596)	(46,662)	(125,097)	(90,928)
Acquisition-related expenses	(2,480)	(806)	(14,109)	(20,358)
Gain on sale of property, plant and equipment, net	4,606	3,407	6,645	4,462
Operating income	37,383	27,289	87,792	41,097
Interest expense, net	(25,590)	(21,592)	(52,960)	(39,722)
Other income (expense)	276	(159)	23	262
Income before provision for income taxes and earnings from investment in joint venture	12,069	5,538	34,855	1,637
Provision for income taxes	2,889	1,310	8,469	461
Loss from investment in joint venture	—	(13)	(1)	(12)
Net income	9,180	4,215	26,385	1,164
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on interest rate swap contract, net	58	(2,890)	(1,152)	(21)
Unrealized gain (loss) on restricted investments, net	(158)	231	(122)	(102)
Other comprehensive (loss)	(100)	(2,659)	(1,274)	(123)
Comprehensive income	$9,080	$1,556	$25,111	$1,041

Net income per share attributable to common stockholders:
Basic	$0.16	$0.08	$0.47	$0.02
Diluted	$0.16	$0.08	$0.47	$0.02

Weighted average number of common shares outstanding:
Basic	55,917,842	55,248,526	55,860,888	54,698,442
Diluted	56,256,531	55,669,646	56,150,804	55,141,358

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	September 30,
	2026	2025
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$76,860	$156,062
Restricted cash	120	2,953
Contracts receivable including retainage, net	515,650	549,884
Costs and estimated earnings in excess of billings on uncompleted contracts	64,539	45,340
Inventories	176,802	155,133
Prepaid expenses and other current assets	28,424	25,459
Total current assets	862,395	934,831
Property, plant and equipment, net	1,265,112	1,153,070
Operating lease right-of-use assets	95,724	76,355
Goodwill	1,097,535	943,309
Intangible assets, net	76,391	79,230
Investment in joint venture	—	72
Restricted investments	16,150	23,176
Other assets	25,450	28,813
Total assets	$3,438,757	$3,238,856
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$290,346	$284,218
Billings in excess of costs and estimated earnings on uncompleted contracts	142,185	129,300
Current portion of operating lease liabilities	26,807	19,867
Current maturities of long-term debt	38,500	38,500
Accrued expenses and other current liabilities	66,472	110,163
Total current liabilities	564,310	582,048
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	1,710,699	1,573,614
Operating lease liabilities, net of current portion	69,461	57,201
Deferred income taxes, net	83,543	80,079
Other long-term liabilities	31,359	33,951
Total long-term liabilities	1,895,062	1,744,845
Total liabilities	2,459,372	2,326,893
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at March 31, 2026 and September 30, 2025	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 48,710,906 shares issued and 47,965,450 shares outstanding at March 31, 2026 and 47,963,617 shares issued and 47,406,498 shares outstanding at September 30, 2025	48	47
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,481,568 shares issued and 8,549,118 shares outstanding at March 31, 2026 and 11,463,770 shares issued and 8,538,165 shares outstanding at September 30, 2025	12	12
Additional paid-in capital	609,457	541,179
Treasury stock, Class A common stock, par value $0.001, at cost, 745,456 shares at March 31, 2026 and 557,119 shares at September 30, 2025	(59,770)	(34,589)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,932,450 shares at March 31, 2026 and 2,925,605 shares at September 30, 2025	(16,833)	(16,046)
Accumulated other comprehensive income, net	3,095	4,369
Retained earnings	443,376	416,991
Total stockholders’ equity	979,385	911,963
Total liabilities and stockholders’ equity	$3,438,757	$3,238,856

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Six Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$26,385	$1,164
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization	91,299	68,447
Amortization of deferred debt issuance costs	1,335	2,211
Provision for bad debt	282	172
Gain on sale of property, plant and equipment	(6,645)	(4,462)
Realized loss on sales, calls and maturities of restricted investments	(12)	44
Share-based compensation expense	22,410	18,883
Distribution of earnings from investment in joint venture	71	—
Loss from investment in joint venture	1	12
Deferred income tax benefit	3,808	(1,480)
Other non-cash adjustments	(495)	(488)
Changes in operating assets and liabilities, net of business acquisitions:
Contracts receivable including retainage	58,752	49,336
Costs and estimated earnings in excess of billings on uncompleted contracts	(16,105)	(15,007)
Inventories	(9,780)	(4,387)
Prepaid expenses and other current assets	(1,428)	5,248
Other assets	2,108	(824)
Accounts payable	(11,082)	(27,606)
Billings in excess of costs and estimated earnings on uncompleted contracts	1,717	5,294
Accrued expenses and other current liabilities	(9,124)	567
Other long-term liabilities	(5,724)	(827)
Net cash provided by operating activities, net of business acquisitions	147,773	96,297

Cash flows from investing activities:
Purchases of property, plant and equipment	(81,728)	(68,226)
Proceeds from sale of property, plant and equipment	13,502	5,991
Proceeds from sales, calls and maturities of restricted investments	9,449	3,940
Business acquisitions, net of cash acquired	(275,875)	(828,736)
Purchase of restricted investments	(2,448)	(6,202)
Net cash used in investing activities	(337,100)	(893,233)

Cash flows from financing activities:
Proceeds from revolving credit facility	185,000	145,000
Proceeds from issuance of long-term debt, net of debt issuance costs	—	834,566
Settlement of stock awards	(2,490)	—
Repayments of long-term debt	(49,250)	(135,601)
Purchase of treasury stock	(25,968)	(20,129)
Net cash provided by financing activities	107,292	823,836
Net change in cash, cash equivalents and restricted cash	(82,035)	26,900
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	159,015	76,684
Cash, cash equivalents and restricted cash, end of period	$76,980	$103,584

Supplemental cash flow information:
Cash paid for interest	$51,341	$35,788
Cash paid for income taxes	$4,030	$1,888
Cash paid for operating lease liabilities	$14,705	$7,191
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$30,910	$20,613
Property, plant and equipment financed with accounts payable	$9,694	$6,783
Amounts (receivable) payable to sellers in business combinations, net	$(2,064)	$84,119

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, (v) loss on the extinguishment of debt, and (vi) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted net income represents net income before (i) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws, and (ii) nonrecurring fees associated with financing arrangements incurred in connection with transformative acquisitions. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to (i) Adjusted net income and (ii) Adjusted EBITDA (with the resulting calculation of Adjusted EBITDA margin) for the applicable periods.
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Three Months Ended March 31, 2026 and 2025
(in thousands, except percentages)

	For the Three Months Ended March 31,
	2026	2025
Net income	$9,180	$4,215
Interest expense, net	25,590	21,592
Provision for income taxes	2,889	1,310
Depreciation, depletion, accretion and amortization	46,269	37,263
Share-based compensation expense	7,818	4,672
Transformative acquisition expenses	1,573	221
Adjusted EBITDA	$93,319	$69,273
Revenues	$769,196	$571,650
Adjusted EBITDA margin	12.13%	12.12%
Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Three Months Ended March 31, 2026 and 2025
(in thousands)

	For the Three Months Ended March 31,
	2026	2025
Net income	$9,180	$4,215
Transformative acquisition expenses	1,573	221
Financing fees related to transformative acquisition	—	—
Tax impact due to above reconciling items	(385)	(53)
Adjusted net income	$10,368	$4,383

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2026 Updated Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2026
	Low	High
Net income	$159,000	$162,000
Interest expense, net	111,000	113,000
Provision for income taxes	51,500	52,500
Depreciation, depletion, accretion and amortization	188,500	192,500
Share-based compensation expense	28,000	29,000
Transformative acquisition expenses	14,000	15,000
Adjusted EBITDA	$552,000	$564,000
Revenues	$3,590,000	$3,650,000
Adjusted EBITDA margin	15.38%	15.45%
Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Year 2026 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2026
	Low	High
Net income	$159,000	$162,000
Transformative acquisition expenses	14,000	15,000
Financing fees related to transformative acquisition	1,200	1,200
Tax impact due to above reconciling items	(3,800)	(4,000)
Adjusted net income	$170,400	$174,200